Exhibit 99.1

Profusa, Inc., a Digital Health Company, Pioneering the Next Generation of Personalized Medicine, to Become a Publicly Traded Company Via Merger with NorthView Acquisition Corp

New York, New York, Nov. 07, 2022 (GLOBE NEWSWIRE) -- Profusa, Inc. (“Profusa”), a digital health company that is pioneering the next generation of personalized medicine and NorthView Acquisition Corp. “NorthView”) (Nasdaq: NVAC), a publicly traded special purpose acquisition company, today announced that they have entered into a definitive business combination agreement (the “Business Combination Agreement”) on November 7, 2022 that will result in Profusa becoming a publicly listed company.

Upon closing of the transaction, NorthView will be renamed “Profusa Inc.” (the “Combined Company”).

Profusa is based in Emeryville, CA and is a digital health company that is pioneering the next generation of personalized medicine via the development of novel tissue-integrated biosensors. Profusa’s technology addresses the human body’s response to the presence of foreign material, enabling long-term monitoring of various biochemical parameters in real-time, with months of functionality, at a fraction of the cost of current solutions. Profusa’s novel approach, that has been in development for approximately nine years, is intended to be the foundational platform of bioengineered sensors supporting real time biochemical monitoring, enabling a real-time stream of data for a wide-ranging set of applications, including wound care and continuous glucose monitoring for diabetes management. Profusa’s technology enables continuous transmission of wireless and cloud based actionable medical-grade data for personal, professional and medical use.

Profusa’s Chairman and CEO, Ben Hwang, PhD and the current management team will continue to lead the Combined Company.

Ben Hwang of Profusa noted, “We are excited to partner with NorthView to accelerate our growth and bring our solution to those in need, creating a true enabling technology that provides a data-driven, user-based, real-time health decision solution.”

Profusa’s mission is to make our body’s chemistry easily accessible to improve health and wellness, becoming the leader in the development of real-time biosensors that provide unprecedented data-driven insights into our overall health status. Smaller than the width of a few hairs, each biosensor is a flexible hydrogel fiber of approximately 3 mm in length and less than half a millimeter wide, it is easily injected under the skin for ease of deployment and long-term functionality. The hydrogel fiber is linked to light-emitting fluorescent molecules that continuously signal in proportion to the concentration of a body chemical, such as oxygen, glucose, or other biomolecules of interest. Unlike conventional sensors, such as those found in other continuous glucose monitors, this novel approach allows the Profusa sensing platform to deliver accurate data, with months of functionality per injection, at a cost that enables broad user adoption.

Profusa’s first product offering, currently  registered under CE Mark in the European Union, the Lumee™ Oxygen Platform, is designed to report reliable tissue oxygen levels at various regions of interest, both acutely and long-term. The Lumee™ Oxygen Platform has been designed for use in applications where monitoring of compromised tissue is beneficial, such as peripheral artery disease; chronic wounds (diabetic ulcers, pressure sores) that do not heal properly; and reconstructive surgery. Profusa’s second offering is in clinical development for continuous glucose monitoring (CGM). The global CGM market size is expected to grow from $6.13 billion in 2021 to $16.33 billion by 2030 at CAGR of 17.33% according to Strategic Market Research due principally to the rising incidence of diabetes, new product launches and government initiatives.

Jack Stover, CEO of NorthView, commented: “We believe our merger with Profusa represents a rare opportunity to partner with a management team and business that is highly sought after to be a public company with a true platform solution, globally focused and with technology validated via product approval and ready for launch. We are confident that this business combination will provide Profusa or the Combined Company with the financial resources to launch its commercial plans for its oxygen biosensor product, seek FDA approval for its continuous glucose monitoring product and continue to develop near term revenue opportunities to leverage its novel tissue integrated biosensor technology platform.”

Transaction Overview

The pro forma equity valuation of the Combined Company is expected to be approximately $264 million assuming 80% redemptions or approximately $416 million assuming no redemptions. Estimated cash proceeds to the Combined Company from the transaction are expected to consist of NorthView’s approximately $39 million of cash in trust assuming 80% redemptions or approximately $193 million assuming no redemptions.

Upon the closing of the transaction, and assuming 80% of NorthView’s public stockholders elect to redeem their shares of common stock and no additional shares of common stock are issued upon the closing of the transaction, it is anticipated that NorthView’s public stockholders would retain an ownership interest of approximately 21.6% in the Combined Company, the sponsors, officers, directors and other holders of NorthView founder shares will retain an ownership interest of approximately 19.7% of the Combined Company, and the Profusa stockholders will own approximately 58.7% of the Combined Company.

Alternatively, assuming no redemptions by NorthView’s public stockholders and no additional shares of common stock are issued upon the closing of the transaction, it is anticipated that NorthView’s public stockholders would retain an ownership interest of approximately 50.2% in the Combined Company, the sponsors, officers, directors and other holders of NorthView founder shares will retain an ownership interest of approximately 12.5% of the Combined Company, and the Profusa stockholders will own approximately 37.3% of the Combined Company.

The board of directors of each of NorthView and Profusa has approved the transaction. NorthView, Profusa and certain stockholders of Profusa (the “Key Profusa Stockholders”) have entered into support agreements pursuant to which such Key Profusa Stockholders agreed to, among other things, within five (5) business days after the proxy statement/prospectus relating to the approval by NorthView shareholders of the transaction is declared effective by the Securities and Exchange Commission and delivered or otherwise made available to NorthView shareholders, execute and deliver a written consent with respect to the outstanding shares of Profusa common stock and preferred stock held by the Key Profusa Stockholders adopting the Business Combiantion Agreement and related transactions. The shares of Profusa common stock and preferred stock that are owned by the Key Profusa Stockholders and subject to such support agreements represent a majority of the outstanding voting power of Profusa common stock and preferred stock (on an as converted basis). The transaction will require the approval of the stockholders of Profusa and NorthView and is subject to other customary closing conditions including the receipt of certain regulatory approvals.

Additional information about the proposed transaction, including a copy of the business combination, will be provided in a Current Report on Form 8-K to be filed by NorthView with the SEC and available at www.sec.gov.

Advisors

I-Bankers Securities Inc. and Dawson James Securities, Inc. acted as financial advisors to NorthView.  H.C. Wainwright & Co. acted as financial advisor to Profusa. ArentFox Schiff LLP acted as legal advisor to NorthView and Sidley Austin LLP acted as legal advisor to Profusa.

About Profusa

Profusa, a Delaware corporation, is a digital health company that is pioneering the next generation of personalized medicine as a leading developer of novel tissue integrated biosensors.

About NorthView

NorthView Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. NorthView was incorporated under the laws of the State of Delaware on December 22, 2021.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the U.S. Securities Exchange Act of 1934 (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to NorthView and Profusa. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including projections of market opportunity and market share, the capability of Profusa’s business plans including its plans to expand, the sources and uses of cash from the proposed transaction, the anticipated enterprise value of the combined company following the consummation of the proposed transaction, any benefits of Profusa’s partnerships, strategies or plans as they relate to the proposed transaction, anticipated benefits of the proposed transaction and expectations related to the terms and timing of the proposed transaction are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of NorthView and Profusa believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of NorthView and Profusa caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form S-4 relating to the proposed transaction, which is expected to be filed by NorthView with the SEC and other documents filed by NorthView or Profusa from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither NorthView nor Profusa can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the ability to complete the business combination due to the failure to obtain approval from NorthView’s stockholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the business combination, the amount of redemption requests made by NorthView’s public stockholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the final prospectus for NorthView’s initial public offering filed with the SEC on December 22, 2021 and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC. There may be additional risks that neither NorthView or Profusa presently know or that NorthView and Profusa currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by NorthView, Profusa, their respective directors, officers or employees or any other person that NorthView and Profusa will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent the views of NorthView and Profusa as of the date of this communication. Subsequent events and developments may cause those views to change. However, while NorthView and Profusa may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of NorthView or Profusa as of any date subsequent to the date of this communication.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of NorthView or Profusa, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed business combination, NorthView intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement and a preliminary prospectus of NorthView, and after the registration statement is declared effective, NorthView will mail a definitive proxy statement/prospectus relating to the proposed business combination to its stockholders and Profusa’s shareholders. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. NorthView’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about Profusa, NorthView and the proposed business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of NorthView as of a record date to be established for voting on the proposed business combination. Such stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request tofredknechtel@northviewac.com,, Attention: Fred Knechtel.

Participants in the Solicitation

NorthView and Profusa and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NorthView’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of NorthView’s stockholders in connection with the proposed business combination will be set forth in NorthView’s registration statement on Form S-4, including a proxy statement/prospectus, when it is filed with the SEC.

Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of NorthView’s directors and officers in NorthView’s filings with the SEC and such information will also be in the Registration Statement to be filed with the SEC by NorthView, which will include the proxy statement / prospectus of NorthView for the proposed transaction.

For investor and media inquiries, please contact:

Fred Knechtel, CFO of NorthView: fredknechtel@northviewac.com
Sandeep Yadav, CFO of Profusa: Sandeep.yadav@profusa.com

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